Exhibit 10.3

API TECHNOLOGIES, INC.

MANAGEMENT BONUS PLAN

January 21, 2011

SECTION 1 – NATURE AND PURPOSE.

1.1 Purpose.

The API Technologies, Inc. Management Bonus Plan (the “Plan”) is hereby established effective upon the closing (the “Closing”) of the acquisition of SenDEC Corporation, (“SenDEC”), by a wholly owned subsidiary of API Technologies, Inc. (“API” or the “Company”), pursuant to the terms of the Agreement and Plan of Merger entered into by the Company, API and certain other signatory parties dated January 9, 2011, as amended by that certain Amendment to Agreement and Plan of Merger, dated as of January 19, 2011 (as amended, the “Merger Agreement” and such transaction, the “Merger”). The purpose of the Plan is to provide for the payment by the Company of cash bonuses to eligible employees and advisors of SenDEC if certain target earnings milestones are achieved in the time periods set forth below.

SECTION 2 – DEFINITIONS.

For purposes of the Plan, the following terms are defined as follows:

2.1 Additional Participants means those Participants listed on Exhibit A as Additional Participants, as the same may be amended from time to time by the Plan Administrator (who shall consider in good faith any input provided by the SenDEC Representative with respect thereto).

2.2 Actual Bonus Amount means the actual bonus amount as calculated in accordance with Section 4.1(b) and Exhibit B for each of the Bonus Periods.

2.3 Actual EBITDA Performance means SenDEC’s earnings before interest, taxes, depreciation and amortization as determined for SenDEC as a separate subsidiary of API, calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), adjusted by adding back (i) all of transaction costs relating to the Merger as incurred in 2010 and 2011; (ii) any payments under this Bonus Plan and any payments to SenDEC’s shareholders as Earn-Out, as defined in the Merger Agreement, (iii) $3,425,000 paid as a bonus to certain members of SenDEC management on December 31, 2010 and to certain members of the Board of Directors of SenDEC on Closing and (iv) any expenses, overhead or otherwise, that may be allocated to SenDEC from time to time as a result of being treated as part of the API consolidated group.

2.4 Bonus Payment means the amount actually payable to a Participant under the Plan in accordance with the terms of this Plan.

2.5 Bonus Period means each of the First Bonus Period, Second Bonus Period, Third Bonus Period and Cumulative Milestone Period (collectively, the “Bonus Periods”).

2.6 Bonus Pool means, for any Bonus Period, the Actual Bonus Amount less (1) the amount of Bonus Payments allocated to the Key Participants listed on Exhibit A (whether such amount is actually earned and paid or forfeited) and (2) the amount of Bonus Payments allocated and earned and paid to the Additional Participants listed on Exhibit A. For avoidance of doubt, amounts forfeited by Additional Participants for any Bonus Period shall be added to the Bonus Pool for such Bonus Period.

2.7 Cumulative Milestone Period means SenDEC’s fiscal years ending 2011 through 2013.

2.8 EBITDA Target means, with respect to the First Bonus Period, Second Bonus Period, the Third Bonus Period and the Cumulative Milestone Period, as applicable, the amounts set forth on Exhibit B.

2.9 Election Percentage means that percentage for each Bonus Period as set forth in Exhibit B.

2.10 First Bonus Period means SenDEC’s fiscal year ending July 31, 2011.

2.11 Key Participant means each of those Participants listed as the Key Participants on Exhibit A.

2.12 Maximum Bonus Amount means, for each Bonus Period, the amounts set forth in Exhibit B (determined by multiplying the Election Percentage for each Bonus Period by the Total Bonus Amount).

2.13 Participant means those persons listed on Exhibit A attached hereto, including Key Participants and Additional Participants, as may be amended from time to time pursuant to Section 6.2, plus Bonus Pool recipients selected pursuant to Section 3.1(b).

2.14 Participation Percentage means that percentage that applies if the EBITDA Target is not achieved for any Bonus Period as described in Exhibit B.

2.15 Payment Date means the date on which the Actual Bonus Amount is paid to Participants by the Plan Administrator.

2.16 Plan Administrator means the Board of Directors of the Company (the “Board”), or a committee designated by the Board to administer the Plan, provided that so long as Ken Fiske remains on the Board, such committee shall include Ken Fiske as one of its members.

2.17 SenDEC Representative shall mean Ken Fiske so long as Ken Fiske shall remain the Chief Executive Officer of SenDEC, and thereafter the then-present Chief Executive Officer of SenDEC.

2.18 Second Bonus Period means SenDEC’s fiscal year ending July 31, 2012.

2.19 Target Bonus Percentage means the percentage specified for each Key Participant as of the date hereof set forth on Exhibit A, and the percentage that may be specified after the date hereof for each other Participant sharing in the Bonus Pool, as will be set forth on Exhibit A, as amended from time to time, representing the percentage of the Actual Bonus Amount each Participant is eligible to receive on each Payment Date.

2.19 Third Bonus Period means SenDEC’s fiscal year ending July 31, 2013.

2.20 Total Bonus Amount means $11,000,000.

SECTION 3 – ELIGIBILITY FOR BENEFITS.

3.1 General Rules.

(a) Subject to the provisions set forth in Section 3.2 and Section 3.3, the Plan Administrator or its designee will distribute a Bonus Payment for each Bonus Period in which an Actual Bonus Amount is earned by SenDEC to each person identified as a Participant with respect to such Bonus Period, including those set forth on Exhibit A, subject to such Participant’s continued employment with the Company through the day such bonus becomes payable pursuant to Section 5.1. Notwithstanding any other provision of this Plan to the contrary, if a Participant has executed an employment agreement or advisory agreement with SenDEC with Company approval, then such employment agreement or advisory agreement shall control with respect to such individual’s status as a Participant under this Plan and right to receive a Bonus Payment on a Payment Date. Any Bonus Payment to a Participant shall be made in the calendar year in which the Bonus Period ends, and no later than October 31 of such calendar year. In no event shall a Bonus Payment be paid in the tax year prior to the tax year in which it is earned.

(b) Except with respect to the Key Participants and the Additional Participants, for whom the Target Bonus Percentage remains fixed as set forth in Exhibit A, the amount of a Bonus Payment on any Bonus Period to any other Participant shall be determined as follows: within forty five (45) days after the end of each Bonus Period in which Target EBITDA has been reached, the SenDEC Representative shall prepare a proposed list of the Bonus Payments to be paid to Participants from the Bonus Pool and shall submit that list to the Plan Administrator for approval. The Plan Administrator shall either approve that list or, if such list is not approved, consult in good faith with the SenDEC Representative, and prepare a revised list, all of which shall happen prior to the date on which the Actual EBITDA Performance is determined in accordance with Section 4.1(a), and the persons on such list shall be considered Participants hereunder for such Bonus Period.

3.2 Eligibility. Except where a Participant has executed an employment agreement or advisory agreement with SenDEC with Company approval, in which case such employment or advisory agreement shall control, each Participant will remain eligible to participate, if,: (i) the individual has not disclosed to any unauthorized person or entity any information regarding this Plan and has not violated any other confidentiality agreement between the individual and the

Company or SenDEC; (ii) the individual has not engaged in any theft, fraud, embezzlement, dishonesty or similar conduct which has or is likely to result in material damage to the Company or SenDEC or any of their respective customers, members or subsidiaries; (iii) the individual has not, after the Closing, been convicted of, or pled guilty or no contest to a felony or a crime involving fraud; and (iv) the individual is otherwise not in material breach of the terms and conditions of all agreements Participant has with the Company or SenDEC. The eligibility determination under this Section 3.2 shall be made by the Plan Administrator, who shall consider in good faith any input provided by the SenDEC Representative with respect to such determination.

3.3 Termination of Plan Benefits. The Plan Administrator, who shall consider in good faith any input provided by the SenDEC Representative with respect to such matter, shall have the right to terminate a Participant’s participation in the Plan if the Participant’s employment with SenDEC terminates for any reason, provided, however, if the Participant has an employment agreement with SenDEC with Company approval, such employment agreement will control the termination of benefits under this Plan.

SECTION 4 – PLAN BENEFITS.

4.1 Determination of Actual Bonus Amounts.

(a) Within forty five (45) days after the end of each Bonus Period, the SenDEC Representative shall prepare and deliver to the Plan Administrator an accounting of the Actual EBITDA Performance recognized by SenDEC during the relevant Bonus Period. Within fifteen (15) days following receipt of the Actual EBITDA Performance calculations from the SenDEC Representative, the Plan Administrator will either accept the accounting or notify the SenDEC Representative that it is rejecting such accounting. In its rejection notice to the SenDEC Representative, the Plan Administrator shall specify the reasons for such rejection. If the Actual EBITDA Performance accounting is rejected, within fifteen (15) days of the notice of rejection, the SenDEC Representative and the Plan Administrator shall select a mutually satisfactory expert to determine the Actual EBITDA Performance for the Bonus Period in question and such determination shall be binding on all parties. The Company shall bear the costs of such expert. Any determination made by such expert shall be made within twenty (20) days after such expert is selected and in no event later than October 20 of the calendar year in which such Bonus Period ends.

(b) The Company will pay the Actual Bonus Amount with respect to performance for the First Bonus Period, Second Bonus Period, Third Bonus Period and Cumulative Milestone Period as follows:

(i) If 100% of the EBITDA Target is achieved in any Bonus Period, then the Actual Bonus Amount shall be equal to the Maximum Bonus Amount for that Bonus Period.

(ii) Solely with respect to the First Bonus Period, Second Bonus Period and Third Bonus Period, if at least 92% but less than 100% of the EBITDA Target is achieved in any of those Bonus Periods, then the Actual Bonus Amount for such

Bonus Period shall equal the product of (x) the Maximum Bonus Amount and (y) the Participation Percentage (See Exhibit B). With respect to such Bonus Period, the excess, if any of (x) the Maximum Bonus Amount for that Bonus Period over (y) the Actual Bonus Amount calculated under this Subsection (ii) for that Bonus Period, will be forfeited.

(iii) Solely with respect to the First Bonus Period, Second Bonus Period and Third Bonus Period, if SenDEC achieves less than 92% of the EBITDA Target in any of those Bonus Periods, then no Actual Bonus Amount will be paid with respect to such Bonus Period and the Maximum Bonus Amount will be forfeited.

(iv) Solely with respect to the Cumulative Milestone Period, if at least 80% but less than 100% of the EBITDA Target is achieved in the Cumulative Milestone Period, then the Actual Bonus Amount for the Cumulative Milestone Period shall equal the product of (x) the Maximum Bonus Amount and (y) the Participation Percentage (See Exhibit B). With respect to the Cumulative Milestone Period, the excess, if any of (x) the Maximum Bonus Amount for that Bonus Period over (y) the Actual Bonus Amount calculated under this Subsection (ii) for the Cumulative Milestone Period, will be forfeited.

(v) Solely with respect to the Cumulative Milestone Period, if SenDEC achieves less than 80% of the EBITDA Target in the Cumulative Milestone Period, then no Actual Bonus Amount will be paid with respect to the Cumulative Milestone Period and the Maximum Bonus Amount will be forfeited.

(vi) For the avoidance of doubt, in the Cumulative Milestone Period, the EBITDA Target for the Cumulative Milestone Period is equal to the sum of the EBITDA Targets for the First Bonus Period, Second Bonus Period and Third Bonus Period and the Actual EBITDA Performance is equal to the sum of the Actual EBITDA Performance for each of the First Bonus Period, Second Bonus Period and Third Bonus Period for purposes of determining the eligibility for the Maximum Bonus Amount in accordance with Sections 4.1(b)(i), (ii) and (iii).

An Example of the calculation of the Actual Bonus Amounts hereunder is attached hereto as Exhibit C.

(c) Any Actual Bonus Amount provided under this Section 4 shall be paid pursuant to the time and form of payment provisions of Section 5.

SECTION 5 – TIME AND FORM OF PAYMENTS.

5.1 General Rules.

(a) Within 15 days after the date the Plan Administrator and the SenDEC Representative agree on the Actual EBITDA Performance for the relevant Bonus Period in accordance with Section 4.1(a), but in no event later than October 31 of the calendar year in which the Bonus Period ends, the Company shall pay the Bonus Payment to Participants who are eligible to receive Bonus Payments, including the individuals set forth on Exhibit A who are so eligible, for each Bonus Period as described in Section 3.1(b).

(b) Any Bonus Payment shall be paid in cash and in a single lump sum payment on the applicable Payment Date.

(c) Amounts hereunder shall be reduced by all applicable withholdings, including for federal, state and local taxes.

SECTION 6 – RIGHT TO INTERPRET PLAN; TERMS AND CONDITIONS; AMENDMENT AND TERMINATION.

6.1 Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

6.2 Amendment or Termination. The Board reserves the right to amend or terminate the Plan or the benefits provided hereunder at any time; provided, however, that no amendment or termination will occur that adversely affects the rights under the Plan of any Participant without the written consent of the SenDEC Representative, and if a Key Participant is affected, then with the written consent of that Key Participant as well. Unless otherwise required by law, no approval of the shareholders of the Company shall be required for any amendment or termination.

6.3 No Implied Employment Contract. The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or SenDEC, or (ii) to interfere with the right of the Company or SenDEC to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

6.4 Legal Construction. This Plan shall be governed by and construed under the laws of the State of New York (without regard to principles of conflict of laws). The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation section 2510.3-2(c) and shall be construed and interpreted accordingly.

6.5 Plan Benefits Unfunded. The liability of the Company to pay any amount to any Participant is based solely on the contractual obligations created by the Plan. The Plan constitutes a mere promise by the Company to pay benefits in the future as determined in the sole discretion of the Plan Administrator. The interest of a Participant in benefits payable under the Plan is an unsecured claim against the general assets of the Company. No Participant has any interest in any fund or in any specific asset of the Company by reason of any amounts credited or deemed to be credited hereunder. Accordingly, Plan benefits are not secured by any trust, pledge, lien or encumbrance on any property of the Company or on the assets of any benefit trust. The Company intends that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA, if applicable.

SECTION 7 – SECTION 409A

7.1 Construction. To the extent that payments or benefits under this Plan are subject to (and not exempt from) Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and other guidance promulgated thereunder (“Section 409A”), then such amounts are intended to comply with Section 409A as amounts payable on a “specified time” in accordance with Treas. Reg. Section 1.409A-3(i)(1)(i), in each case, so none of the Bonus Payments to be provided hereunder will be subject to the additional tax imposed under Section 409A. Any ambiguities or ambiguous terms herein will be interpreted to be exempt from or so comply with the requirements of Section 409A. The Company and each Participant will work together in good faith to consider either (i) amendments to this Plan; or (ii) revisions to the Plan with respect to the payment of any Bonus Payments, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to the Participant under Section 409A. Notwithstanding anything in the Plan to the contrary, the Company reserves the right, in its sole discretion and without the consent of any Participant, to take such reasonable actions and make any amendments to the Plan as it deems necessary, advisable or desirable to comply with Section 409A or to otherwise avoid income recognition under Section 409A or imposition of any additional tax prior to the actual payment of any Bonus Amounts.

SECTION 8 – GENERAL PROVISIONS.

8.1 Notices. Any notice, demand or request required or permitted to be given by either the Company, SenDEC, the Plan Administrator or a Participant pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at One North Wacker Drive, Suite 4400, Chicago, IL 60606, Attn: General Counsel, and, in the case of SenDEC and/or the Plan Administrator at 72 Perinton Parkway, Fairport, NY 14450, Attn: Secretary, and in the case of any Participant, at the address as set forth in SenDEC’s employment file maintained for the Participant as previously furnished by the Participant, or such other address as a party may request by notifying the other in writing.

8.2 ARBITRATION. ANY AND ALL DISPUTES ARISING OUT OF, OR RELATING TO THE TERMS OF THIS PLAN AND THEIR INTERPRETATION, SHALL BE SUBJECT TO BINDING CONFIDENTIAL ARBITRATION BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), IN MONROE COUNTY, NEW YORK. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH NEW YORK LAW, INCLUDING THE NEW YORK CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL NEW YORK LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES

CONFLICT WITH NEW YORK LAW, NEW YORK LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM, RELATING TO THE TERMS OF THIS PLAN AND THEIR INTERPRETATION, RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS PLAN.

8.3 Transfer and Assignment. The rights and obligations of a Participant under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan shall be binding upon any surviving entity resulting from a change in control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

8.4 Waiver. Any Party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any Party from thereafter enforcing each and every other provision of this Plan. The rights granted the Parties herein are cumulative and shall not constitute a waiver of any Party’s right to assert all other legal remedies available to it under the circumstances.

8.5 Severability. Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

8.6 Section Headings. Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

IN WITNESS WHEREOF, API Technologies, Inc. and SenDEC Corp. have caused this Plan to be signed, all as of the date first written above.

API TECHNOLOGIES, INC.

By:	/s/ Jonathan Pollack

Jonathan Pollack
Executive Vice President

[SIGNATURE PAGE TO MANAGEMENT BONUS PLAN]

IN WITNESS WHEREOF, API Technologies, Inc. and SenDEC Corp. have caused this Plan to be signed, all as of the date first written above.

SENDEC CORP.

By:	/s/ Kenton W. Fiske

Kenton W. Fiske
President and Chief Executive Officer

[SIGNATURE PAGE TO MANAGEMENT BONUS PLAN]